UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 22, 2015

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2901 Patrick Henry Drive
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 25, 2015, Echelon Corporation (the “Company”) received a notice from the staff (the “Staff”) of The NASDAQ Stock Market (“NASDAQ”) notifying the Company that, because the closing bid price for its Common Stock had been below $1.00 per share for the previous 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on NASDAQ. NASDAQ Listing Rule 5450(a)(1) requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Rule”). On December 22, 2015, the Staff notified the Company it has determined that for the last 10 consecutive business days, from December 8, 2015 to December 21, 2015, the closing bid price of the Company’s Common Stock has been $1.00 per share or greater. Accordingly, the Company has regained compliance with the Minimum Bid Price Rule and this matter is now closed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

	By:	/s/ C. Michael Marszewski
C. Michael Marszewski Vice President and Chief Financial Officer

Date: December 23, 2015